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SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12
COMMSCOPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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March 28, 2005

Dear Stockholder:

        You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of CommScope, Inc., a Delaware corporation (the "Company"), to be held on May 6, 2005 at 1:30 p.m., local time, at the JP MorganChase Bank, 270 Park Avenue—11th Floor, New York, New York 10017.

        At the Annual Meeting we will review the Company's activities in 2004, as well as the outlook for 2005. Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. This year, if your shares of stock are held in a participating bank or brokerage account, you may be eligible to vote over the Internet, or by telephone, as an alternative to mailing the traditional proxy card. Please see "Voting Electronically via the Internet or Telephone" in the Proxy Statement for further details.

        You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted by Internet or telephone.

Sincerely,

Frank M. Drendel Chairman of the Board and Chief Executive Officer

ii

COMMSCOPE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders (the "Annual Meeting") of CommScope, Inc. (the "Company") will be held on May 6, 2005, at 1:30 p.m., local time, at the JP MorganChase Bank, 270 Park Avenue—11th Floor, New York, New York 10017.

        The Annual Meeting will be conducted:

  1.
  To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

Proposal One:	To elect two Class II directors for terms ending at the 2008 Annual Meeting of Stockholders.
Proposal Two:	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the 2005 fiscal year.
  2.
  To transact such other business as may properly come before the Annual Meeting.

        Stockholders of record at the close of business on March 10, 2005 will be entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

Frank B. Wyatt, II Secretary

March 28, 2005

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ELECTED TO RECEIVE THE 2005 PROXY STATEMENT AND 2004 ANNUAL REPORT ELECTRONICALLY OVER THE INTERNET YOU WILL NOT RECEIVE A PAPER PROXY AND YOU SHOULD VOTE ONLINE, UNLESS YOU CANCEL YOUR ENROLLMENT. IF YOUR SHARES ARE HELD IN A PARTICIPATING BANK OR BROKERAGE ACCOUNT AND YOU DID NOT ELECT TO RECEIVE MATERIALS THROUGH THE INTERNET, YOU MAY BE ELIGIBLE TO VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. PLEASE SEE "VOTING ELECTRONICALLY VIA THE INTERNET OR TELEPHONE" IN THE PROXY STATEMENT FOR FURTHER DETAILS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

COMMSCOPE, INC.

1100 CommScope Place, S.E., P.O. Box 339
Hickory, North Carolina 28602

PROXY STATEMENT

        This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of CommScope, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 6, 2005 at 1:30 p.m., local time, at the JP MorganChase Bank, 270 Park Avenue—11th Floor, New York, New York 10017, and any adjournment or postponement thereof.

        At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: Proposal One: To elect two Class II directors for terms ending at the 2008 Annual Meeting of Stockholders; Proposal Two: To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the 2005 fiscal year.

        The Board of Directors of the Company recommends a vote FOR approval of each of the proposals.

        The Board of Directors of the Company has fixed the close of business on March 10, 2005 (the "Annual Meeting Record Date") as the record date for determining the holders of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On that date, there were 54,526,688 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are first being mailed or sent electronically on or about March 28, 2005 to each stockholder entitled to vote at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

Voting

        Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

        Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, as will broker non-votes. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no such voting instructions are given. Under the rules of the New York Stock Exchange (the "NYSE"), brokers may vote in their discretion in the absence of instructions from beneficial owners with respect to the election of directors (Proposal One) and the proposal to ratify the appointment of Deloitte & Touche LLP (Proposal Two). For purposes of determining the number of votes cast with respect to any matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Votes Required for the Proposals

  Proposal One: Election of Two Class II Directors

        The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. For purposes of Proposal One, abstentions and broker non-votes will not affect the plurality vote required.

  Proposal Two: Ratification of the Appointment of the Independent Auditor

        The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, is required to approve Proposal Two. For purposes of Proposal Two, abstentions will have the effect of a vote against the proposal and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

        All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the Board of Directors' recommendations as set forth herein with respect to such proposal(s).

        In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

Voting Electronically via the Internet or Telephone

        Stockholders whose shares are registered in the name of a bank or brokerage and who elected to receive the Company's 2004 Annual Report and this Proxy Statement over the Internet will be receiving an e-mail on or about March 28, 2005 with information on how to access stockholder information and instructions for voting. If your shares are registered in the name of a participating bank or brokerage firm and you have not elected to receive the Company's 2004 Annual Report and this Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A number of banks and brokerage firms are participating in the ADP Shareholder Preference Database program. This program provides eligible stockholders who receive a paper copy of a company's annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage-paid envelope provided.

Revocation

        Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by telephone, Internet or mail will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

PROPOSAL ONE: ELECTION OF DIRECTORS

        As of April 1, 2005, the Company's Board of Directors consists of eight directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are: three Class I Directors, whose terms expire at the 2007 Annual Meeting of Stockholders; two Class II Directors, whose terms expire at the Annual Meeting; and three Class III Directors, whose terms expire at the 2006 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

        On March 10, 2005, the Company's Board of Directors, upon the recommendation of the Company's Nominating and Corporate Governance Committee, increased the size of the Company's Board of Directors from six to eight directors, effective April 1, 2005, such that there will be a total of three directors in Class I, two directors in Class II and three directors in Class III. To fill the resulting two vacancies, the Board of Directors elected Katsuhiko (Kat) Okubo as a Class I Director, effective April 1, 2005, to serve until the 2007 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal) and elected Richard C. Smith as a Class III Director, effective April 1, 2005, to serve until the 2006 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

        If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are presently serving as directors of the Company. Information concerning the nominees for director is set forth below.

Nominees for Terms Ending at the 2008 Annual Meeting of Stockholders

        June E. Travis, age 65, has been Executive Vice President of the Binning Family Foundation, a non-profit organization dedicated to helping youth develop technology and leadership skills since 2000. Ms. Travis has served as Executive Vice President and Chief Operating Officer of the National Cable & Telecommunications Association ("NCTA") from 1994 to 1999. Prior to 1994, Ms. Travis served as the President and Chief Operating Officer of Rifkin & Associates, a Denver-based cable television operator. Ms. Travis chaired the industry's political action committee, Cable PAC from 1994 to 1999. Ms. Travis has served as a director of NCTA, C-SPAN, Cable in the Classroom, and Women in Cable ("WIC"). Additionally, Ms. Travis serves on a number of non-profit Boards and was recently inducted into the Cable Television Hall of Fame.

        James N. Whitson, age 70, served, until March 2003, as a director of Sammons Enterprises, Inc. ("SEI"), a privately-owned company engaged in life insurance, equipment sales and rentals, and bottled water, since 1973. Mr. Whitson served as Executive Vice President and Chief Operating Officer of SEI from 1989 until 1998, when he retired. He is a director/trustee of the Seligman Group of Investment Companies ("Seligman").

        The Board of Directors of the Company recommends a vote "FOR" each of the foregoing nominees as a director of the Company. Proxies will be voted "FOR" each of the foregoing nominees as a director of the Company, unless otherwise specified in the proxy.

MANAGEMENT OF THE COMPANY

Board of Directors of the Company

        The following table sets forth names, in alphabetical order, and information as to the persons who currently serve or have been elected as directors of the Company. Each of Messrs. Drendel, George, Hutton and Whitson has served since July 28, 1997 (when the Company was spun off (the "Spin-off") from its parent company, General Instrument Corporation (subsequently renamed General Semiconductor, Inc.)). Mr. Faircloth has served since February 11, 1999, Ms. Travis has served since February 21, 2002, and Dr. Okubo and Mr. Smith were elected as directors effective April 1, 2005.

Name, Age and Current Principal Occupation	Term Expires	Information
Frank M. Drendel, 60 Chairman and Chief Executive Officer of the Company	2006	Frank M. Drendel has been Chairman and Chief Executive Officer of the Company since the Spin-off. He served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992. He was a director of General Instrument Corporation from 1992 until the Spin-off and NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from the Spin-off until January 5, 2000. He has served as President and Chairman of CommScope, Inc. of North Carolina ("CommScope NC"), currently a subsidiary of the Company, from 1986 to 1997, and Chief Executive Officer of CommScope NC since 1976. Prior to that time, Mr. Drendel has held various positions with CommScope NC since 1971. He is a director of Nextel Communications, Inc. and NCTA. Mr. Drendel was inducted into the Cable Television Hall of Fame in 2002.
Duncan M. ("Lauch") Faircloth, 77 Private Investor, Former U.S. Senator	2006	Duncan M. ("Lauch") Faircloth has spent approximately 50 years, and continues to spend time, in the private business sector building several businesses in agriculture, construction, real estate and automobile dealerships. He is also a long-time private investor. Mr. Faircloth was a U.S. Senator from 1993 through January 1999. He served on the Senate Appropriations Committee, the Banking, Housing and Urban Affairs Committee and the Small Business Committee. He was the chairman of two subcommittees—the Appropriations Subcommittee on the District of Columbia and the Banking Subcommittee on Financial Institutions and Regulatory Relief. Mr. Faircloth also served as Chairman of the North Carolina Highway Commission from 1969 to 1973 and Secretary of the North Carolina Department of Commerce from 1977 to 1983.

Name, Age and Current Principal Occupation	Term Expires	Information
Boyd L. George, 63 Chairman of the Board and Chief Executive Officer of Alex Lee, Inc.	2007	Boyd L. George is Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. (subsidiaries of Alex Lee, Inc. include: Merchants Distributors, Inc., a wholesale food distributor; Institution Food House, Inc., a foodservice distributor; and Lowe's Food Stores, Inc., a retail operation). Mr. George has been Chairman and Chief Executive Officer of Alex Lee, Inc. since the company was founded in 1992 and served as President from 1992 to 1995. Mr. George joined a subsidiary of Alex Lee, Inc. in 1969 and has served, and continues to serve, in various positions, including Chairman and Chief Executive Officer for such subsidiary as well as for other subsidiaries.
George N. Hutton, Jr., 75 Private Investor	2007	George N. Hutton, Jr. is and has been a private investor for more than 15 years.
Katsuhiko (Kat) Okubo, 63 President and Founder, Okubo Technology Management Inc., and former telecommunications executive	2007	Katsuhiko (Kat) Okubo is President of Okubo Technology Management Inc., a private consulting firm he founded in October 2004. He was an advisor to The Furukawa Electric Co., Ltd. ("Furukawa"), a designer, manufacturer, and supplier of optical fiber and cables, from June 2004 until March 2005. Dr. Okubo held various positions with Furukawa since 1965, during which time he worked in the areas of research and development, manufacturing and business development. From June 1999 until June 2004, Dr. Okubo served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa, and was involved in the formation of OFS BrightWave, LLC ("OFS BrightWave"), a joint venture between the Company and Furukawa formed to operate certain fiber optic cable and transmission fiber assets acquired from Lucent Technologies Inc. Dr. Okubo is also the author of a highly regarded Japanese textbook on optical fiber technologies.

Name, Age and Current Principal Occupation	Term Expires	Information
Richard C. Smith, 60 Consultant and former executive of a broadband telecommunications manufacturer/distributor	2006	Richard C. Smith has worked as a private consultant in the broadband industry since January 2005. From January 2000 to December 2004, Mr. Smith served as Corporate Vice President & Director of Business Development, Broadband Communications Sector of Motorola, Inc., a global communications company providing seamless mobility products and solutions across broadband, embedded systems and wireless networks. From 1983 to 2000, Mr. Smith held various executive positions with General Instrument Corporation, including Executive Vice President from 1998 to 2000 and Vice President, Taxes and Corporate Treasurer from 1991 to 1997. Mr. Smith currently serves on the Management Committee of Music Choice, a provider of music programming through digital cable and satellite TV systems, as well as the Internet.
June E. Travis, 65 Officer of a non-profit organization and former cable television executive	2005	June E. Travis has been Executive Vice President of the Binning Family Foundation, a non-profit organization dedicated to helping youth develop technology and leadership skills since 2000. Ms. Travis has served as Executive Vice President and Chief Operating Officer of NCTA from 1994 to 1999. Prior to 1994, Ms. Travis served as the President and Chief Operating Officer of Rifkin & Associates, a Denver-based cable television operator. Ms. Travis chaired the industry's political action committee, Cable PAC from 1994 to 1999. Ms. Travis has served as a director of NCTA, C-SPAN, Cable in the Classroom, and WIC. Additionally, Ms. Travis serves on a number of non-profit Boards and was recently inducted into the Cable Television Hall of Fame.
James N. Whitson, 70 Director of various organizations	2005	James N. Whitson served, until March 2003, as a director of SEI, a privately-owned company engaged in life insurance, equipment sales and rentals, and bottled water, since 1973. Mr. Whitson served as Executive Vice President and Chief Operating Officer of SEI from 1989 until 1998, when he retired. He is a director/trustee of Seligman.

Compensation of Directors

        Employee directors do not receive additional compensation for serving on the Company's Board of Directors. Nonemployee directors receive an annual retainer of $30,000, and committee chairpersons receive an additional $5,000 retainer. The nonemployee directors' remuneration is paid quarterly. In addition, each nonemployee director, upon initial election to the Board of Directors, receives 1,000 shares of Common Stock that vest immediately and is granted an option to purchase 20,000 shares of Common Stock at an exercise price per share equal to the fair market value of the underlying shares of Common Stock on the date of grant, which option becomes exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the grant date. If a director remains in office, a similar option is granted every three years. No such grants were made in 2004.

        The Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (as amended and restated effective May 7, 2004) (the "1997 LTIP") provides that nonemployee directors may be granted stock options under the 1997 LTIP in addition to the automatic grants described above. No grants were made to nonemployee directors under the 1997 LTIP in 2004.

Independence of Board Members

        The Board of Directors has adopted Corporate Governance Guidelines which meet the listing standards adopted by the NYSE. The Corporate Governance Guidelines are available on our website (www.commscope.com). Pursuant to the Corporate Governance Guidelines, for a director to be deemed "independent," the Board must affirmatively determine that the director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has developed the following categorical standards to assist in determining independence:

  •
  A director will not be independent if, within the preceding three years:

  •
  the director was an employee, or an immediate family member of the director was an executive officer, of the Company;

  •
  the director received, or an immediate family member of the director received, during any twelve-month period, more than $100,000 in direct compensation from the Company (other than director and committee fees and pensions or other forms of deferred compensation in no way contingent on continued service);

  •
  the director or an immediate family member of the director was (but is no longer) a partner or employee of the firm that is the Company's internal or external auditor and personally worked on the Company's audit within such three-year period; or

  •
  the director, or an immediate family member is, or has been, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that other company's compensation committee.

  •
  A director will not be independent if:

  •
  the director, or an immediate family member of the director, is a current partner of a firm that is the Company's internal or external auditor;

  •
  the director is a current employee of a firm that is the Company's internal or external auditor; or

  •
  an immediate family member of the director is a current employee of a firm that is the Company's internal or external auditor and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice.

  •
  A director will not be independent if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that made payments to, or received payments from, the Company which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues.

  •
  A director will not be independent if, during the Company's last fiscal year:

  •
  the director, or an immediate family member of the director, served as a director or an executive officer of another company which was indebted to the Company, or to which the Company was indebted, and the total amount of either company's indebtedness to the other exceeded 1% of the total consolidated assets of the other company he or she served as a director or executive officer;

    •
    the director, or an immediate family member of the director, served as a director or an executive officer of a charitable or other tax-exempt organization and within the preceding three years the Company's discretionary contributions to the organization in any single fiscal year exceeded the greater of $1 million or 2% of that organization's consolidated gross revenues, or

    •
    the director, or an immediate family member of the director, served as a director, executive officer, general partner or significant equity holder (10% or greater) of an entity that was a paid provider of professional services (i.e., legal, accounting, or financial) to the Company if the payments for such services exceeded $100,000 for such year.

        For purposes of these standards, "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person's home and "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation as "independent."

        The Board of Directors, in compliance with the Corporate Governance Guidelines, undertook a review of director independence and considered transactions and relationships between each of its current and future directors, their immediate family members and their affiliates, on the one hand, and the Company, its subsidiaries and its senior management, on the other hand. As a result of this review, the Board has affirmatively determined that Messrs. Faircloth, George, Hutton, Smith and Whitson and Ms. Travis are independent directors under the standards set forth in the Corporate Governance Guidelines, and are also "independent directors" as defined in the Corporate Governance Rules of the NYSE.

Committees of the Board of Directors—Board Meetings

        The Board of Directors of the Company held eight meetings in 2004. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the Board Committees on which he or she served.

        The Company has Audit, Compensation, Nominating and Corporate Governance and Executive Committees of the Board of Directors.

        Audit Committee.    The Audit Committee's principal functions are (i) to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements; (ii) to prepare a report for inclusion in the Company's Annual Proxy Statement in compliance with applicable federal securities laws; and (iii) to assist the Board of Directors to oversee the integrity of the Company's financial statements; the appropriateness of the Company's accounting policies and procedures; the Company's compliance with legal and regulatory requirements; the independent auditor's qualifications, performance and independence; the performance of the Company's internal audit function; and the sufficiency of the independent auditor's review of the Company's financial statements. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditor. The members of the Audit Committee are Messrs. Faircloth, George, Hutton, Smith (effective April 1, 2005), Whitson (Chairman) and Ms. Travis. The Company's Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined in Item

401(h) of Regulation S-K under the Securities Act of 1933, as amended, and that each member of the Audit Committee is an "independent director" both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company's Corporate Governance Guidelines. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Audit Committee held 11 meetings in 2004.

        James N. Whitson, Chairman of the Audit Committee, currently serves on the audit committees of the boards of directors of three Seligman related closed end mutual funds (all of which have identical Seligman board compositions), which funds are publicly traded. The Board of Directors, having reviewed, considered and discussed Mr. Whitson's simultaneous service on the audit committees of the Seligman funds, has affirmatively determined that Mr. Whitson's simultaneous service on the audit committees of the Seligman funds does not impair his ability to effectively serve on the Company's Audit Committee.

        Compensation Committee.    The Compensation Committee administers the stock option and incentive plans of the Company, and in this capacity, it makes, and reviews and has the authority to approve recommendations for, option grants or awards under these plans. In addition, the Compensation Committee determines and approves the compensation of the Chief Executive Officer and reviews and has the authority to approve recommendations for the compensation of other senior executives, and produces a report on executive compensation for inclusion in the Company's Annual Proxy Statement in compliance with applicable federal securities laws. The Compensation Committee also establishes policies dealing with various compensation and employee benefit plans for the Company. The members of the Compensation Committee are Messrs. Faircloth, George, Hutton (Chairman), Smith (effective April 1, 2005), Whitson and Ms. Travis, each of whom is an "independent director" both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company's Corporate Governance Guidelines. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Compensation Committee held six meetings in 2004.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee's principal functions are to identify and screen individuals qualified for nomination to the Board of Directors, consistent with criteria approved by the Board of Directors; recommend director nominees for election at stockholders' meetings, as well as individuals to fill any vacancies on the Board of Directors that arise between such meetings; recommend directors for appointment to committees of the Board of Directors; recommend Corporate Governance Guidelines applicable to the Company and any amendments thereto; and evaluate the performance of the Board of Directors and, in conjunction with the Compensation Committee, oversee the performance of management. The members of the Nominating and Corporate Governance Committee are Messrs. Faircloth, George (Chairman), Hutton, Smith (effective April 1, 2005), Whitson and Ms. Travis, each of whom is an "independent director" both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Nominating and Corporate Governance Committee held four meetings in 2004.

        The Nominating and Corporate Governance Committee will consider nominees for election as director that are recommended by stockholders. The Nominating and Corporate Governance Committee will select nominees for the Board of Directors who possess at a minimum the following characteristics: knowledge about issues affecting the Company; personal integrity; loyalty to the Company and concern for its success and welfare; time available for meetings and consultation on Company matters; and a willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee may conduct any inquiries into the backgrounds and qualifications of candidates it deems appropriate. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on whether candidates were recommended by stockholders or not.

        Stockholders may propose director candidates for consideration by the Board's Nominating and Corporate Governance Committee. Any such recommendation should include the nominee's name and qualifications for Board membership and should be directed to CommScope, Inc., Attn: Corporate Secretary, 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602.

        In addition, the Company's By-laws permit stockholders to nominate directors for election at an annual stockholders' meeting. Each nomination must state: the nominee's name, age, business address, residence address and principal occupation or employment; the number of shares of the Company's stock owned beneficially or of record by the nominee; and any other information about the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. In addition, the nomination must include: the stockholder's name and record address; the number of shares of the Company's stock owned beneficially or of record by the stockholder; a description of any arrangements between the stockholder, each proposed nominee and any other persons under which the nominations are to be made by such stockholder; a representation that the stockholder intends to appear (in person or by proxy) at the meeting to nominate the persons named in the notice; and any other information about the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Nominations must also contain the written consent of each proposed nominee to be named as nominee and to serve as director if elected. Stockholder nominations must be received by the Company generally not less than 60 days nor more than 90 days in advance of an annual stockholders' meeting.

        Executive Committee.    The Executive Committee has the authority to exercise all powers and authority of the Company's Board of Directors that may be lawfully delegated to it under Delaware law. It meets between regularly scheduled meetings of the Company's Board of Directors to take such action as is necessary for the efficient operation of the Company. The members of the Executive Committee are: Messrs. Drendel (Chairman), Whitson and George. The Executive Committee held one meeting in 2004.

        Executive Sessions.    Non-management directors met in executive session without management during each meeting of the Board of Directors in 2004. The presiding director at executive sessions of the Board of Directors is rotated annually among the chairs of the committees of the Board of Directors (other than the Executive Committee) in alphabetical order by committee name. Mr. George, the Chairman of the Nominating and Corporate Governance Committee, is the presiding director at executive sessions of the Board of Directors for 2005.

        Interested parties may communicate directly either with the presiding director at executive sessions of the Board of Directors or with the non-management directors as a group by sending a communication to the Corporate Secretary of the Company in accordance with the stockholder communication procedures described below. Any such communications should be specifically directed to the attention of the presiding director or the non-management directors as a group, as applicable.

Available Information

        Our website (www.commscope.com) contains copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers (including any subsequent amendments to, or waivers therefrom), Corporate Governance Guidelines and the Charters of our Nominating and Corporate Governance, Audit and Compensation Committees, each of which can be downloaded free of charge.

        Printed copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers, Corporate Governance Guidelines, Charters of our Nominating and Corporate Governance, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from our Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602
U.S.A.
Phone: +1 828 324 2200
Fax: +1 828 982 1708
E-mail: parmstro@commscope.com

Stockholder Communications with Board Members

        The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company to CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis. In addition, all directors are invited, but not required, to attend our annual meetings. None of the directors, other than Mr. Drendel, attended our 2004 annual meeting.

Certain Relationships and Related Transactions

        Frank M. Drendel, Chairman and Chief Executive Officer of the Company, is a director of Nextel Communications, Inc., a leading provider of fully integrated wireless communication services. In 2004, Nextel Communications, Inc. and its affiliates purchased products from the Company for an aggregate amount representing less than 1% of the Company's total sales.

        Katsuhiko Okubo, who has been elected to the Company's Board of Directors effective April 1, 2005, served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa from June 1999 until June 2004, and from June 2004 until March 2005 served as an advisor to Furukawa. In November 2001, the Company and Furukawa formed OFS BrightWave to operate certain fiber optic cable and transmission fiber assets acquired from Lucent Technologies Inc. On June 14, 2004, the Company (through its wholly-owned subsidiary, CommScope Optical Technologies, Inc.) sold its equity ownership interest in OFS BrightWave to Furukawa in exchange for the 7,656,900 shares of the Company's Common Stock owned by Furukawa (the "Exchange Transaction"), which represented approximately 12% of the Company's outstanding Common Stock on that date. As a result of the Exchange Transaction, the Company no longer owns any equity interest in OFS BrightWave and Furukawa no longer owns any shares of Common Stock of the Company. In connection with the Exchange Transaction, CommScope NC and OFS Fitel, LLC ("OFS Fitel"), a wholly-owned indirect subsidiary of Furukawa, entered into a four year optical fiber supply agreement. The existing

$30,000,000 revolving note due to the Company from OFS BrightWave remained outstanding following the Exchange Transaction and is scheduled to mature in 2006.

        In 2004, the Company recognized interest income from OFS BrightWave in the amount of approximately $979,000 on the $30,000,000 revolving note, which was fully drawn as of December 31, 2004. During the period from January 1, 2004 through June 14, 2004, (i) the Company purchased cable products from OFS BrightWave for an aggregate amount representing less than 1% of the Company's consolidated operating costs and expenses for such period and (ii) the Company purchased optical fiber products from OFS Fitel for an aggregate amount representing less than 1% of the Company's consolidated operating costs and expenses for such period.

        The Company believes that the terms of each of the transactions described above were no less favorable to the Company than the terms which could be obtained from unrelated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5 and to provide the Company with copies of such reports. The Company undertakes to make such filings on Forms 3, 4 and 5 on behalf of its directors and officers. Based solely on a review of the reports filed by the Company on behalf of its directors and officers, the reports provided to the Company and on written representations of certain reporting persons that no Form 5 report was required to be filed by them, the Company believes that, during the year ended December 31, 2004, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements with the exception of the following filing: As a result of an administrative error, Furukawa failed to file on a timely basis a Form 4 to report the sale of its 7,656,900 shares of Common Stock to the Company pursuant to the Exchange Transaction on June 14, 2004; this report was filed on June 24, 2004.

Executive Officer Compensation

        Summary of Compensation.    The table below sets forth a summary of the compensation earned by or paid in 2004, 2003 and 2002 to the Chief Executive Officer of the Company and the four additional most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation(a)				Long-Term Compensation Awards
Name and Principal Position	Year	Base Salary	Bonus		Securities Underlying Options (#)(b)	All Other Compensation
Frank M. Drendel Chairman and Chief Executive Officer	2004 2003 2002	$593,082 555,022 555,022	$427,027 384,052 —		155,600 130,200 427,000	$160,603 156,786 85,199	(c)
Brian D. Garrett President and Chief Operating Officer	2004 2003 2002	$374,554 342,640 333,008	$226,535 189,674 —		57,100 50,300 205,000	$90,054 85,742 49,530	(c)
Jearld L. Leonhardt Executive Vice President and Chief Financial Officer	2004 2003 2002	$297,692 283,394 275,418	$220,047 156,878 —	(d)	38,100 33,500 136,000	$76,618 70,665 40,233	(c)
Randall W. Crenshaw Executive Vice President and General Manager, Enterprise	2004 2003 2002	$265,725 214,700 208,041	$192,804 130,235 —	(d)	28,320 24,500 93,000	$67,163 47,403 28,928	(c)
Gene W. Swithenbank(e) Executive Vice President, Broadband, Sales and Marketing	2004 2003 2002	$251,225 243,000 236,911	$186,702 110,491 —		22,420 24,500 87,000	$58,206 59,906 35,329	(c)

(a)
Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(b)
Reflects the number of shares of Common Stock underlying options granted pursuant to the terms of the 1997 LTIP.

(c)
Amounts for 2004 reflect (i) the matching contribution under the CommScope, Inc. of North Carolina Employees Retirement Savings Plan (the "Employees Retirement Savings Plan") in the amount of $4,100 for 2004 on behalf of Messrs. Drendel, Garrett, Leonhardt, Crenshaw and Swithenbank, respectively, (ii) the profit sharing allocation of $8,600 to the account of each of Messrs. Drendel, Garrett, Leonhardt, Crenshaw and Swithenbank under the Employees Retirement Savings Plan for 2004, (iii) payment by the Company in 2004 of the cash portion of the profit sharing allocations to their respective Employees Retirement Savings Plan accounts of $3,690 on behalf of each of Messrs. Drendel, Garrett, Leonhardt, Crenshaw and Swithenbank, (iv) payment by the Company in 2004 of premiums of $783, $494, $393, $351 and $332 for term life insurance on behalf of Messrs. Drendel, Garrett, Leonhardt, Crenshaw and Swithenbank, respectively, (v) the annual credit under the CommScope, Inc. Supplemental Executive Retirement Plan (the "Restated Plan") in the amount of $130,347, $67,004, $54,978, $48,713 and $34,375 for 2004 to the regular accounts thereunder of Messrs. Drendel, Garrett, Leonhardt, Crenshaw and Swithenbank, respectively and (vi) the above-market portion of the annual interest credit under the Restated Plan in the amount of $13,083, $6,166, $4,857, $1,709 and $7,109 for 2004 to the accounts thereunder of Messrs. Drendel, Garrett, Leonhardt, Crenshaw and Swithenbank, respectively. The Restated Plan provides for retirement benefits payable over 5, 10 or 15 years (or, upon approval of the plan administrator and subject to forfeiture of a portion of the participant's account balance, in a lump sum) out of amounts credited to a participant's special and regular accounts and earnings at a rate of 7% per year (or other rate that may be established by the plan administrator) credited to undistributed amounts in those accounts.

(d)
Includes a special $40,000 bonus awarded in connection with the acquisition of the Connectivity Solutions business of Avaya Inc. in January 2004.

(e)
Resigned as Executive Vice President, Broadband, Sales and Marketing, of the Company effective December 31, 2004, although he is currently an employee of CommScope NC.

Stock Options

        Grant of Options.    The table below sets forth information with respect to grants of options to purchase Common Stock during the year ended December 31, 2004 to the executives listed in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Frank M. Drendel	155,600(1)	9.0	$18.92	12/16/2014	$1,076,752
Brian D. Garrett	57,100(1)	3.3	$18.92	12/16/2014	$395,132
Jerald L. Leonhardt	38,100(1)	2.2	$18.92	12/16/2014	$263,652
Randall W. Crenshaw	28,320(1)	1.6	$18.92	12/16/2014	$195,974
Gene W. Swithenbank	22,420(1)	1.3	$18.92	12/16/2014	$155,146

(1)
These options become exercisable with respect to one-third of the shares covered thereby on December 16, 2005, December 16, 2006 and December 16, 2007. In the event of a change in control of the Company, all such options shall become immediately and fully exercisable.

(2)
The assumptions used to develop the grant date present value under the Black-Scholes option pricing model were as follows:

(a) Expected option term:	4.0 years
(b) Expected volatility:	41.0%
(c) Expected dividend yield:	—
(d) Risk-free interest rate:	3.5%

        Aggregated Option Exercises and Year-End Value.    The following table sets forth as of and for the year ended December 31, 2004, for each of the executives listed in the Summary Compensation Table, (i) the aggregated shares acquired upon exercise of stock options during the year; (ii) the value realized upon exercise of those options; (iii) the total number of unexercised options for Common Stock (exercisable and unexercisable) held at fiscal year-end; and (iv) the value of such options which were in-the-money at fiscal year-end (based on the difference between the closing price of Common Stock on the last day of the year and the exercise price of the option on such date).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Stock Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Stock Options at Fiscal Year-End ($)(a)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank M. Drendel	130,672	$304,688	961,170	333,067	$5,099,467	$1,282,793
Brian D. Garrett	—	—	444,223	133,968	2,249,518	586,707
Jearld L. Leonhardt	37,024	140,137	342,249	89,101	1,786,021	388,626
Randall W. Crenshaw	26,245	213,669	200,057	62,988	921,038	255,353
Gene W. Swithenbank	26,410	255,134	219,016	57,088	1,020,204	257,146

(a)
Based on the difference between the closing price of $18.90 per share at December 31, 2004, as reported on the NYSE Composite Tape and the exercise prices of the in-the-money, unexercised options on such date.

Equity Compensation Plan Information

        The following table includes information in respect of certain of our equity compensation plans (including any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees) as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION AS OF FISCAL YEAR-END

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,680,428	$15.72	994,242	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	9,680,428	$15.72	994,242

(1)
Represents shares of our Common Stock that may be issued pursuant to nonqualified stock options, incentive stock options, restricted stock, performance units, performance shares, phantom stock awards, director share awards and tandem awards under the 1997 LTIP.

Employment Agreements

        In November 1988, Frank M. Drendel entered into an employment agreement (the "Agreement") with GI Delaware and CommScope NC, providing for his employment as President and Chief Executive Officer of CommScope NC for an initial term ending on November 28, 1991. The Agreement provides for a minimum salary, which is less than Mr. Drendel's current salary, and provides that Mr. Drendel will participate in any management incentive compensation plan for executive officers that CommScope NC maintains. Commencing on November 29, 1989, subject to early termination by reason of death or disability or for cause (as defined in the Agreement), the Agreement extends automatically so that the remaining term is always two years, unless either party gives notice of termination, in which case the Agreement will terminate two years from the date of such notice. As of the date of this Proxy Statement, neither party has given notice of termination. Pursuant to the Agreement, Mr. Drendel is eligible to participate in all benefit plans available to other CommScope NC senior executives. The Agreement prohibits Mr. Drendel, for a period of five years following the term of the Agreement, from engaging in any business in competition with the business of CommScope NC, in any country where CommScope NC then conducts business. Effective as of the Spin-off, GI Delaware ceased to be a party to the Agreement.

Severance Protection and Separation Agreements

        The Company has entered into severance protection agreements with its Chief Executive Officer and its other executive officers. These agreements continue in effect for a period of two years from January 1 of a given year and are automatically extended for one year on January 1 of each year immediately following the end of the term unless notification is given to either the Company or the executive, except that the term may not expire prior to 24 months following a change in control (as defined in the agreements).

        The agreements provide severance pay and other benefits in the event of a termination of employment within 24 months after a change in control of the Company if such termination is (i) by the Company for any reason other than for cause or disability or (ii) by the executive for Good Reason (as defined in the agreement). Such severance pay will be in an amount equal to two times the sum of the executive's base salary and the target annual bonus payable to the executive under the Company's annual incentive plan for the fiscal year immediately preceding the fiscal year of termination in the case of the Chief Executive Officer and one and one-half times such sum in the case of all other executive officers. In addition, the Company will pay the executive all accrued but unpaid compensation and a pro rata bonus (calculated up to the executive's termination date). The executive's benefits will be continued for either 24 months, in the case of the Chief Executive Officer, or 18 months in the case of all other executive officers (in each case, a "Continuation Period"). If, at the end of the Continuation Period, the executive is not employed by another employer (including self-employment), the executive will receive monthly for up to six months, an amount equal to one-twelfth (1/12) of the sum of the executive's base amount and the executive's bonus amount. The executive will also receive limited reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. The severance pay and benefits provided for under the severance protection agreements shall be in lieu of any other severance pay to which the executive may be entitled under any other severance plan of, or employment agreement with the Company or any of its affiliates. If the executive's employment is terminated without cause (i) within six months prior to a change in control or (ii) at any time prior to the date of a change in control but (A) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control and who effectuates a change in control or (B) otherwise in connection with, or in anticipation of, a threatened change in control which actually occurs, such termination shall be deemed to have occurred after the change in control.

        If the executive's employment is terminated by the Company for cause or disability, by reason of the executive's death or by the executive other than for Good Reason, the Company shall pay to the executive his other accrued compensation. In addition, in the case of a termination by the Company for disability or due to the executive's death, the executive will receive a pro rata bonus in addition to accrued compensation.

        The agreements provide for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement or otherwise are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax.

Other Change in Control Arrangements

        Following is a brief description of the change in control provisions included in each of the Company's employee compensation plans and arrangements.

        Annual Incentive Plan.    The CommScope, Inc. Annual Incentive Plan (the "Annual Incentive Plan") is the Company's annual cash bonus incentive plan for the Chief Executive Officer and certain other key employees. In the event of a change in control of the Company (as defined in the Annual Incentive Plan), within 60 days thereafter, the Company will pay to each participant in the Annual Incentive Plan immediately prior to such change in control (regardless of whether such participant remains in the employ of the Company following the change in control) a pro rata portion of his or her bonus award assuming that all performance percentages are 100%.

        1997 LTIP.    The 1997 LTIP provides for the granting of stock options, restricted stock, performance units, performance shares, phantom stock and tandem awards to employees and officers of the Company and its subsidiaries and the granting of restricted and unrestricted stock and stock options to the Company's nonemployee directors. The Compensation Committee selects those individuals to whom options and awards will be granted, and determines the type, size and other terms and conditions of such options and awards, including the vesting provisions and/or restrictions relating to such awards, subject to any minimum vesting requirements set forth in the 1997 LTIP. Pursuant to the terms of the 1997 LTIP and subject to an optionee's rights under his or her option or award agreement, in the event of a change in control of the Company (as defined in the 1997 LTIP), all stock options granted pursuant to the 1997 LTIP will become immediately and fully exercisable.

        Supplemental Executive Retirement Plan.    The CommScope, Inc. Supplemental Executive Retirement Plan is an unfunded nonqualified plan maintained for the benefit of a select group of management and/or highly compensated employees of the Company and its subsidiaries that, in general, provides for retirement benefits payable over 5, 10 or 15 years (or, upon approval of the plan administrator and subject to forfeiture of a portion of the participant's account balance, in a lump sum) out of amounts credited to a participant's accounts and earnings credited thereon. Pursuant to the terms of that plan, in the event of a change in control (as defined therein), each participant who is employed by the Company immediately prior to that change in control will be eligible to receive the full value of his or her account balance in a single lump sum following his or her termination other than for cause occurring within two years after the date of such change in control.

Pension Plans

        Defined Benefit Pension Plan.    In connection with the Company's acquisition of the Connectivity Solutions business of Avaya Inc., Connectivity Solutions Manufacturing, Inc. (an indirect wholly owned subsidiary of the Company) adopted a defined benefit pension program for the benefit of its U.S. employees represented by unions. The formula by which basic benefits are determined is based on an assigned dollar amount (depending on the employee's pension band number) multiplied by the employee's years and months of service. The plan also provides for supplemental pension benefits. The formula for these benefits is generally the product of (i) the average annual amount of differentials, wage incentives and other special payments paid to such employee during the latest 36-month period preceding the date as of which such employee's pension benefit is determined, (ii) 0.001 and (iii) such employee's years and months of service. None of the named executive officers or other employees of the Company participate (or are otherwise eligible to participate) in this program.

COMPENSATION COMMITTEE REPORT ON
COMPENSATION OF EXECUTIVE OFFICERS

        The Compensation Committee of the Board of Directors is comprised entirely of nonemployee directors. The Compensation Committee determines and approves the base salary to be paid to the Chief Executive Officer, reviews and has the authority to approve recommendations for base salary amounts for all other executive officers, establishes and reviews annually the Company's overall compensation policies, administers and grants awards under the 1997 LTIP and administers the Annual Incentive Plan with respect to executive officers and performs such duties as the Board of Directors may from time to time request.

        To establish and administer the Company's compensation policies and programs, the Compensation Committee engaged the services of an outside compensation consultant to gather data, to make recommendations and to consider the compensation plans and arrangements of a peer group of companies with which the Company competes for customers and executive talent, including the levels of individual compensation for similarly situated executives of the peer group, as well as factors specifically relevant to the Company. The Company considers its peer group for these purposes to be publicly traded electronic cable and communications network equipment suppliers, some of which are of similar size as the Company as determined by revenues, geographic scope and other relevant factors. The basic objective of the Compensation Committee is to formulate compensation policies and programs intended to attract, retain, and motivate highly qualified key employees, including executive officers. Compensation of executive officers and other key employees, including the Chief Executive Officer, is comprised of three principal elements: (i) stock ownership, (ii) base salary and (iii) annual bonus.

Stock Ownership

        The Compensation Committee believes that executive officers and other significant employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company's on-going success. This focuses attention on managing the Company as an owner with an equity position in the business and seeks to align these employees' interests with the long-term interests of stockholders. Accordingly, one of the Company's principal methods to motivate executive officers and other significant employees is through a stock option program.

        During 2004, the Company granted options under the 1997 LTIP to purchase an aggregate of approximately 256,150 shares of Common Stock to nine executive officers (including each of the executive officers named in the Summary Compensation Table other than the Chief Executive Officer, whose grants are described below). The exercise price of each of these options was the closing market price per share of Common Stock on the date of grant.

        Management recommends to the Compensation Committee those executive officers and other significant employees (other than the Chief Executive Officer) to whom options should be granted and the number of options to be granted to them. The recommendations are based on a review of each employee's individual performance, position and level of responsibility in the Company, long-term potential contribution to the Company and the number of options previously granted to the employee. Neither management nor the Compensation Committee assigned specific weights to these factors, although the executive's position and a subjective evaluation of his or her performance were considered most important. Generally, the number of options granted to an executive reflects his or her level of responsibility and position in the Company. To encourage key employees to remain in the employ of the Company, options generally vest and become exercisable over a three- or four-year period and generally do not become initially exercisable until one year after the date of grant.

Base Salary

        The Compensation Committee believes that it is important to pay reasonable and competitive salaries. Salaries paid to executive officers (other than the Chief Executive Officer) are based on the Chief Executive Officer's recommendations to the Compensation Committee, which is responsible for reviewing and approving or disapproving those recommendations. Generally, an executive's base salary reflects his or her level of responsibility and position in the Company.

        During 2004, all of the Company's executive officers, with the exception of one executive officer who was hired in May, received base salary increases ranging from 4% to 28%. These increases were based upon each officer's individual services rendered, level and scope of responsibility and experience, and, in the case of the officer who received a 28% salary increase, the assumption of additional responsibilities following a significant acquisition. Also taken into account was the relationship of the compensation of such officers to the compensation of officers occupying comparable positions in other organizations.

Annual Incentive Bonus

        The Annual Incentive Plan is intended to provide a means of annually rewarding certain key employees, including the executives listed in the Summary Compensation Table, based on the performance of the Company. In addition, awards for each officer (other than the Chief Executive Officer) may be adjusted based on the officer's achievement of a personal performance percentage. This approach allows management to focus on key business objectives in the short-term, and to support the long-term performance orientation of stock ownership. Under the Annual Incentive Plan in 2004, management recommended, and the Compensation Committee established, for each executive officer a target award amount. The percentage of such amount to be received by an executive officer is based on whether and to the extent that certain performance targets (relating to the EBITDA in 2004 of the Company or one of its respective Operating Units) were met. A participant will begin to earn a bonus award if actual EBITDA equals 70% of the targeted amount. The target award percentage for our executive officers (other than the Chief Executive Officer) for 2004 was 35-60% of base salary. The target award percentage for the Chief Executive Officer was 75% of base salary. After the end of the 2004 performance year, the Compensation Committee determined that actual EBITDA exceeded the 70% threshold necessary for executive officers to receive a bonus award under the plan. As such, the Compensation Committee approved award percentages ranging from 34 to 74% of base salary.

        In addition, in 2004 the Company awarded special bonuses to four of its executive officers in the aggregate amount of $120,000 in connection with the acquisition of the Connectivity Solutions business of Avaya Inc.

Supplemental Executive Retirement Plan

        Effective January 1, 2001, the Company amended and restated the terms and conditions of the CommScope, Inc. of North Carolina Supplemental Executive Retirement Plan to change the plan from a defined benefit type plan to a defined contribution plan. The amendment and restatement does not apply with respect to participants who were retired as of December 31, 2000. The amended and restated plan is named the CommScope, Inc. Supplemental Executive Retirement Plan and provides for retirement benefits payable over 5, 10 or 15 years (or, upon approval of the plan administrator and subject to forfeiture of a portion of the participant's account balance, in a lump sum) out of amounts credited to a participant's special and regular accounts and earnings at a rate of 7% per year. This rate can be periodically reset and will be reviewed prior to December 31, 2005.

Chief Executive Officer Compensation

        Frank M. Drendel has served as Chairman and Chief Executive Officer of the Company since July 1997. In 2004, the Compensation Committee approved of Mr. Drendel's annual salary rate being increased to $600,000, effective March 1, 2004, and his target bonus percentage under the Annual Incentive Plan remained at 75%. Mr. Drendel's salary and target bonus percentage was determined based on factors such as the Company's overall performance, Mr. Drendel's individual performance, and the compensation of similarly situated executives at comparable corporations. After the end of the 2004 performance year, the Compensation Committee approved a bonus payment of $427,027.

        On December 16, 2004, the Company granted Mr. Drendel an option to purchase 155,600 shares of Common Stock with a per share exercise price of $18.92, the closing market price of the Common Stock on the date of grant. The options vest over a period of three years at a rate of 33 1/3% per year. The options would become immediately and fully exercisable in the event of a change in control of the Company.

Compliance With Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted in 1993, generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for "qualified performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

        The Compensation Committee has considered the tax deductibility of compensation awarded under the 1997 LTIP and the Annual Incentive Plan in light of Section 162(m). The Company structured and intends to administer the stock option, performance unit and performance share portions of the 1997 LTIP with the intention that the resulting compensation payable thereafter constitute "qualified performance-based compensation" and be deductible. The Company has structured the Annual Incentive Plan with the intention that awards payable thereafter to the Chief Executive Officer constitute "qualified performance-based compensation" and, if so qualified, be deductible. No executive officer's compensation in 2004 was non-deductible by reason of the application of Section 162(m) and it is not expected that any executive officer's compensation will be non-deductible in 2005 by reason of the application of Section 162(m).

Respectfully submitted,

COMPENSATION COMMITTEE

George N. Hutton, Jr., Chairman
Duncan M. Faircloth
Boyd L. George
James N. Whitson
June E. Travis

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee consists of five directors, all of whom are independent within the meaning of NYSE rules and the Company's Corporate Governance Guidelines, and operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

        This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and the Company's independent public accountants; (ii) discussed with the Company's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures and letter from the Company's independent public accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent public accountants their independence from the Company.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Deloitte & Touche LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

James N. Whitson, Chairman
Duncan M. Faircloth
Boyd L. George
George N. Hutton, Jr.
June E. Travis

PERFORMANCE GRAPH

        The following graph compares cumulative total return on $100 invested on December 31, 1999 in each of the Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's MidCap 400 Communications Equipment Index ("S&P 400 Communications Equipment") (formerly the Standard & Poor's MidCap 400 Telecommunications Equipment Index). The return of the Standard & Poor's indices is calculated assuming reinvestment of dividends. The Company has not paid any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

		Indexed Returns
		Years Ending
Company/Index	Base Period Dec1999
		Dec2000	Dec2001	Dec2002	Dec2003	Dec2004
CommScope, Inc.	100	41.09	52.76	19.60	40.51	46.88
S&P 500	100	90.90	80.09	62.39	80.29	89.03
S&P 400 Communications Equipment	100	42.61	32.28	17.51	29.23	27.14

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The table below sets forth information as to the beneficial ownership of Common Stock as of March 1, 2005 (except as otherwise specified) by all directors and the persons listed in the Summary Compensation Table as well as by directors and executive officers of the Company as a group and, to the best knowledge of the Company's management, beneficial owners of 5% or more of the outstanding Common Stock. In the table below, unless otherwise noted, the address of the person is in care of the Company.

Name	Shares of Common Stock Beneficially Owned(1)	% of Shares Outstanding Beneficially Owned
Merrill Lynch & Co., Inc.(2)	8,095,066	14.85%
Goldman Sachs Asset Management, L.P.(3)	2,797,370	5.1%
Randall W. Crenshaw(4)(14)	202,669	*
Frank M. Drendel(5)(14)	1,537,678	2.8%
Duncan M. Faircloth(6)	44,333	*
Brian D. Garrett(7)(14)	515,116	*
Boyd L. George(8)	61,666	*
George N. Hutton, Jr.(9)	52,999	*
Jearld L. Leonhardt(10)(14)	381,276	*
Gene W. Swithenbank(11)(14)	232,921	*
June E. Travis(12)	35,333	*
James N. Whitson(13)	52,666	*
All current directors and executive officers of the Company as a group (15 persons)(15)	3,550,156	6.2%

*
The percentage of shares of the Common Stock beneficially owned does not exceed one percent of the shares of Common Stock outstanding.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 1, 2005. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following March 1, 2005 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of Common Stock subject to options to be awarded in the future under the 1997 LTIP.

(2)
This information is obtained from a Schedule 13G/A, dated January 19, 2005, filed with the Commission by Merrill Lynch & Co., Inc. ("ML&Co.") (on behalf of Merrill Lynch Investment Managers ("MLIM")) and Master Value Opportunities Trust ("Master Value"). The Schedule 13G/A states that: ML&Co. is a parent holding company and MLIM is an operating division of ML&Co.'s indirectly owned asset management subsidiaries, certain of which hold shares of Common Stock. ML&Co. reports beneficial ownership of 8,095,066 shares of Common Stock and shared voting and dispositive power with respect to all of such shares, and disclaims beneficial ownership of all such shares. Master Value reports beneficial ownership of 2,918,900 shares of Common Stock and shared voting and dispositive power with respect to all of such shares, and disclaims beneficial ownership of all such shares. The shares beneficially owned by Master Value are included in the 8,095,066 shares beneficially owned by ML&Co. The business address of ML&Co., as reported on its Schedule 13G/A, is Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers), World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381. The business address of Master Value, as reported on its Schedule 13G/A, is Master Value Opportunities Trust, 800 Scudders Mill Road, Plainsboro, NJ 08536.

(3)
Based on the Schedule 13G, dated February 9, 2005, filed with the Commission, Goldman Sachs Asset Management, L.P. ("GSAM") has sole voting power with respect to 1,880,520 of the shares shown above and sole dispositive power with respect to all shares shown above. The business address of GSAM, as reported on its Schedule 13G, is Goldman Sachs Asset Management, L.P., 32 Old Slip, New York, NY 10005.

(4)
Includes 200,057 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(5)
Includes 961,170 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005. Also includes 100 shares held by the spouse of Frank M. Drendel and 112,000 shares owned by Drendel Investments, LLC.

(6)
Includes 43,333 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(7)
Includes 444,223 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(8)
Includes 51,666 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005. Also includes 2,000 shares of Common Stock held by the children of Boyd L. George, as to which shares Boyd L. George disclaims beneficial ownership.

(9)
Includes 51,666 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(10)
Includes 342,249 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005. Also includes 1,000 shares held by the spouse of Jearld L. Leonhardt.

(11)
Includes 219,016 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(12)
Includes 23,333 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(13)
Includes 51,666 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005.

(14)
Includes the number of shares of Common Stock which were held by the trustee of the Employees Retirement Savings Plan and were allocated to the individual's respective account under the Employees Retirement Savings Plan as of February 28, 2005 as follows: Frank M. Drendel, 1,986 shares; Brian D. Garrett, 1,874 shares; Jearld L. Leonhardt, 2,599 shares; Randall W. Crenshaw, 2,512 shares; and Gene W. Swithenbank, 5,728 shares.

(15)
Includes 2,791,762 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 1, 2005. Includes an aggregate of 35,797 shares of Common Stock which were held by the trustees of the Employees Retirement Savings Plan and were allocated to the current officers' respective accounts under the Employees Retirement Savings Plan as of February 28, 2005. Does not include shares beneficially owned by Gene W. Swithenbank, who resigned as Executive Vice President, Broadband, Sales and Marketing, of the Company effective December 31, 2004, although he is currently an employee of CommScope NC; includes shares beneficially owned by the individual who succeeded Mr. Swithenbank as Executive Vice President, Broadband, Sales and Marketing, of the Company in January 2005.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITOR

        The Audit Committee has appointed the firm of Deloitte & Touche LLP as independent auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2005 fiscal year. The Board of Directors is asking the stockholders to ratify and approve this action. Deloitte & Touche LLP has been the Company's independent auditor since July 1997. Representatives of the auditing firm will be present at the Annual Meeting and will be afforded the opportunity, if they so desire, to make a statement or respond to appropriate questions that may come before the Annual Meeting.

        Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor would be considered by the Audit Committee in determining whether to continue with the services of Deloitte & Touche LLP.

INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees and expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective worldwide affiliates ("Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for those years amounted to $2,181,037 and $343,561, respectively.

Audit-Related Fees

        The aggregate fees and expenses billed by Deloitte for assurance and other services reasonably related to the performance of the audit or review of the Company's financial statements (other than those described above under "Audit Fees") for the fiscal years ended December 31, 2004 and 2003 amounted to $390,315 and $330,311, respectively. Such services consisted of planning and implementation assistance related to benefit plans, statutory audits and the Sarbanes-Oxley Act of 2002 and reviews of financial statements and other due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters and merger integration assistance.

Tax Fees

        For the fiscal years ended December 31, 2004 and 2003, tax fees billed by Deloitte consisted of tax compliance fees of $554,897 and $288,295, respectively. Tax compliance fees consisted primarily of the preparation of original and amended tax returns, claims for refunds and tax payment planning services. The Company did not incur any tax consultation and planning fees during the fiscal years ended December 31, 2004 and 2003.

All Other Fees

        The Company did not have any fees billed by Deloitte for products and services other than those described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" for the fiscal years ended December 31, 2004 and 2003.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company's independent auditors (the "Policy") prior to the engagement of the independent auditors with respect to such services.

        Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor's independence. All audit services, audit-related services, tax services and other services provided by Deloitte & Touche LLP for 2004 and 2003 were pre-approved by the Audit Committee.

        The Board of Directors recommends a vote "FOR" Proposal Two, the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for the 2005 fiscal year.

STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2006 ANNUAL MEETING

        Stockholders who intend to present proposals at the 2006 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, and such notice must be received no later than November 28, 2005. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the Company's proxy statement for its 2006 Annual Meeting of Stockholders.

        In addition, under the Company's By-laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 60 days nor more than 90 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by the Company's By-laws. A copy of the Company's By-laws, which describes the advance notice procedures, can be obtained from the Secretary of the Company.

SOLICITATION OF PROXIES

        Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from stockholders. Morrow & Co., Inc. will receive a fee of approximately $5,500 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the NYSE, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

STOCKHOLDERS SHARING THE SAME ADDRESS

        If you share an address with another stockholder, you may receive only one set of proxy materials (including the Company's annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call the Company to request a separate copy of these materials from: CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, Attention: Investor Relations, telephone 828-324-2200. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call the Company at the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

        The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

        The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to CommScope, Inc., 1100 CommScope Place, S.E., P.O. Box 339, Hickory, North Carolina 28602, Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

Frank B. Wyatt, II Secretary

Dated: March 28, 2005
Hickory, North Carolina

COMMSCOPE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2005

        The undersigned hereby appoints Frank B. Wyatt, II and Jearld L. Leonhardt and each or either of them his/her attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the "Company") to be held at the JP MorganChase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017 on Friday, May 6, 2005 at 1:30 p.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 28, 2005. If this proxy is returned without direction being given, this proxy will be voted "FOR" Proposals One and Two.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

        The Board of Directors recommends that stockholders vote "FOR" Proposals One and Two.

PROPOSAL ONE:	To elect two Class II directors for terms ending at the 2008 Annual Meeting of Stockholders.
FOR all nominees listed below ☐ (except as marked to the contrary)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below
Nominees:	June E. Travis and James N. Whitson
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line through the nominee's name.
PROPOSAL TWO:	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the 2005 fiscal year.
FOR ☐	AGAINST ☐	ABSTAIN ☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.
Signature(s):	Date:
Signature(s):	Date:

COMMSCOPE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2005

        The undersigned hereby authorizes and directs Vanguard Fiduciary Trust Company, as trustee (the "Trustee") of the CommScope, Inc. of North Carolina Employees Retirement Savings Plan (the "Plan"), to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the "Company") to be held at the JP MorganChase Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, on Friday, May 6, 2005 at 1:30 p.m., local time, and at any adjournment thereof, all shares of Common Stock of CommScope, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 28, 2005.

        THIS PROXY COVERS ALL SHARES FOR WHICH THE UNDERSIGNED HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO THE TRUSTEE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 12:00 A.M. ON MAY 2, 2005, THE TRUSTEE WILL VOTE YOUR SHARES HELD IN THE PLAN IN THE SAME PROPORTION AS VOTES RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

        The Board of Directors recommends that stockholders vote "FOR" Proposals One and Two.

PROPOSAL ONE:	To elect two Class II directors for terms ending at the 2008 Annual Meeting of Stockholders.
FOR all nominees listed below ☐ (except as marked to the contrary)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below
Nominees:	June E. Travis and James N. Whitson
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line through the nominee's name.
PROPOSAL TWO:	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the 2005 fiscal year.
FOR ☐	AGAINST ☐	ABSTAIN ☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.
Signature(s):	Date:
Signature(s):	Date:

QuickLinks

COMMSCOPE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
COMMSCOPE, INC. 1100 CommScope Place, S.E., P.O. Box 339 Hickory, North Carolina 28602
PROXY STATEMENT
VOTING AND REVOCATION OF PROXIES
PROPOSAL ONE: ELECTION OF DIRECTORS
MANAGEMENT OF THE COMPANY
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
BENEFICIAL OWNERSHIP OF COMMON STOCK
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITOR
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2006 ANNUAL MEETING
SOLICITATION OF PROXIES
STOCKHOLDERS SHARING THE SAME ADDRESS
OTHER MATTERS
COMMSCOPE, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2005
COMMSCOPE, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2005